UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2022
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.
On December 30, 2022, H3C Holdings Limited (“H3C Holdings”) and Izar Holding Co. (“Izar”), each a wholly-owned subsidiary of Hewlett Packard Enterprise Company (“HPE”), delivered notice (the “Put Notice”) to Unisplendour International Technology Limited (“UNIS”), a Hong Kong incorporated company and subsidiary of Unisplendour Corporation, an information technology services company, of the exercise of their right to put to UNIS, for cash consideration, all of the shares of H3C Technologies Co., Limited (“H3C”) held by H3C Holdings and Izar (the “Shares”), which represent 49% of the total issued share capital of H3C, at a price per share of 15.0 times the last twelve months’ post-tax profit of H3C (measured as of the period ending April 30, 2022) divided by the total number of H3C shares outstanding as of the date of the Put Notice (the “Disposition Consideration”), pursuant to the Shareholders' Agreement previously entered into between the parties as of May 1, 2016, as amended from time to time including, most recently, on October 28, 2022 (the “Shareholders' Agreement”).

Pursuant to the Shareholders' Agreement, the parties will, within 30 business days of the date of receipt of the Put Notice by UNIS, unless otherwise agreed to by the parties, determine the purchase price of the Shares and enter into a Share Purchase Agreement (the “Share Purchase Agreement”) governing the sale of the Shares to UNIS (the “Disposition”), subject to availability of the necessary information and final determination of the purchase price of the Shares and satisfaction of all requirements under applicable laws. The Share Purchase Agreement is expected to include customary undertakings of the parties to facilitate and attend to the consummation of the Disposition, including by seeking required regulatory and shareholder approvals. The Disposition Consideration will be agreed upon among H3C Holdings, Izar and UNIS, taking into account certain adjustments to the post-tax profit of H3C pursuant to the terms of the Shareholders' Agreement. Following a determination of the Disposition Consideration and the timing of the receipt of proceeds, HPE intends to consider the most appropriate use of such proceeds in line with its practice of pursuing a balanced, returns-based approach for capital allocation decisions. HPE may consider a range of allocation activities, including but not limited to both organic and strategic investments, return of capital to shareholders, repayment and/or redemption of outstanding debt, and general corporate purposes. It is expected that the Disposition will take place in 2023, unless extended pursuant to the terms of the Share Purchase Agreement or required regulatory approvals.

Forward-looking statements.
This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of financial performance, plans, strategies and objectives of management for future operations or performance. The words “believe,” “expect,” “anticipate,” “intend,” “will,” “may,” and similar expressions are intended to identify such forward-looking statements. Such statements involve risks, uncertainties, and assumptions relating, but not limited, to the timing and completion of the determinations required by the Shareholders' Agreement, entry of H3C Holdings into the Share Purchase Agreement, the completion of the Disposition, the anticipated amount of the Disposition Consideration, and the anticipated use of the proceeds therefrom. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. Factors leading to such material differences may include, without limitation, the risk that adjustments to the H3C post-tax profit may differ from expectations, the risk that the Disposition may be delayed, the risk of any unexpected costs or expenses resulting from the Put Notice, Share Purchase Agreement and/or Disposition, the risk of any litigation relating to the Put Notice, Share Purchase Agreement and/or Disposition and the risk of any delays in obtaining any required governmental and regulatory approvals as well as any terms and conditions of such approvals that could reduce anticipated benefits or cause the parties to abandon the Disposition. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in HPE’s Securities and Exchange Commission reports. HPE assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: January 3, 2023	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Corporate Secretary